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
                                                               AFFILIATED          EXECUTING   PURCHASE SHARES/PAR UNDERWRITING
      FUND NAME        SECURITY DESCRIPTION   TRADE DATE PRINCIPAL UNDERWRITER      BROKER       PRICE    AMOUNT    CONCESSION
      ---------      ------------------------ ---------- ---------------------- -------------- -------- ---------- ------------
     Growth Fund     Vera Bradley Inc VRA US   10/20/10  Wells Fargo Securities      Baird     $ 16.000  1,056,448     7.00%
     Growth Fund     Vera Bradley Inc VRA US   10/20/10  Wells Fargo Securities     Lazard     $ 16.000     32,000     7.00%
  Omega Growth Fund  Vera Bradley Inc VRA US   10/20/10  Wells Fargo Securities      Baird     $ 16.000    243,776     7.00%
 Capital Growth Fund   BlackRock Inc (BLK)     11/08/10  Wells Fargo Securities  BofA/Merrill  $163.000  6,661,647     2.00%
  Omega Growth Fund    BlackRock Inc (BLK)     11/08/10  Wells Fargo Securities  BofA/Merrill  $163.000  2,344,918     2.00%
     Growth Fund        RealPage Inc (RP)      12/06/10  Wells Fargo Securities    Barclays    $ 25.750 10,467,916     4.25%
  Omega Growth Fund      CitiGroup Inc C       12/06/10  Wells Fargo Securities Morgan Stanley $  4.350  1,329,434     0.40%
 Capital Growth Fund     CitiGroup Inc C       12/06/10  Wells Fargo Securities Morgan Stanley $  4.350  2,842,986     0.40%
Endeavor Select Fund     CitiGroup Inc C       12/06/10  Wells Fargo Securities Morgan Stanley $  4.350  2,501,037     0.40%
     Growth Fund            HeartWare
                     International Inc (HTWR)  12/10/10  Wells Fargo Securities    JP Morgan   $ 81.310  1,486,022     4.25%